UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM
8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 12, 2026

BLACKROCK PRIVATE INVESTMENTS FUND
(Exact name of registrant as specified in its charter)

Delaware	811-23584	85-3266071
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

100 Bellevue Parkway Wilmington, Delaware	19809
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (800)
882-0052

Check the appropriate box below if the Form
8-K
filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:
None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	Not applicable	Not applicable
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule
12b-2
of the Securities Exchange Act of 1934
(§240.12b-2
of this chapter).
☐ Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.
BlackRock Private Investments Fund (the “Fund”) estimates that 214,339 of its common shares, or approximately 0.65% of its outstanding common shares as of March 31, 2026, were validly tendered and not withdrawn pursuant to the Fund’s tender offer for up to 5% of its outstanding common shares that expired on May 29, 2026. The purchase price per share for each share tendered and accepted for purchase by the Fund pursuant to such offer will be based on the net asset value per share as of June 30, 2026. The foregoing estimate is based on preliminary information, is subject to adjustment and should not be regarded as final. The Fund expects to report the final results of its tender offer following the final calculation of the purchase price and the payment of proceeds of the tender offer to shareholders whose shares have been repurchased.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BlackRock Private Investments Fund

Date: June 12, 2026	By:	/s/ John M. Perlowski
	Name:	John M. Perlowski
	Title:	President and Chief Executive Officer